Exhibit 99.1
NEWS RELEASE

As previously announced, UScellular will hold a teleconference on November 1, 2024, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.uscellular.com.

UScellular reports third quarter 2024 results

CHICAGO (November 1, 2024) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $922 million for the third quarter of 2024, versus $963 million for the same period one year ago. Service revenues totaled $747 million, versus $762 million for the same period one year ago. Net income (loss) attributable to UScellular shareholders and related diluted earnings (loss) per share were $(79) million and $(0.92), respectively, for the third quarter of 2024 compared to $23 million and $0.26, respectively, in the same period one year ago.
Net income attributable to UScellular shareholders excluding a 2024 license impairment (non-GAAP) of $136 million ($102 million, net of tax) and related Diluted earnings (loss) per share attributable to UScellular shareholders excluding a 2024 license impairment (non-GAAP) were $23 million and $0.26, respectively, for both the third quarter of 2024 and 2023. The impairment loss was substantially all related to the retained high-band spectrum unit of accounting which includes the 28 GHz, 37 GHz and 39 GHz frequency bands.

Recent Highlights*
•Announced sale of select spectrum assets for $1 billion to Verizon in October 2024, and the sale of additional spectrum to two other mobile operators
•Improved wireless operating results
◦Postpaid handset net losses improved
◦Postpaid ARPU grew 2%; service revenues decreased 2%
◦Prepaid net additions up
◦Both postpaid and prepaid churn improved
•Fixed wireless customers grew 32% to 140,000

* Comparisons are 3Q’23 to 3Q’24 unless otherwise noted

“Postpaid handset results improved year-over-year due to our promotional and retention actions,” said Laurent C. Therivel, UScellular President and CEO. “While overall postpaid handset net adds remained negative, I am pleased with our improving subscriber trajectory. Solid postpaid ARPU growth coupled with strong expense discipline gives us confidence to raise our 2024 Adjusted EBITDA guidance.

“Given that our network investments over the past few years have resulted in strong 5G coverage in our footprint, future network investments are expected to predominately focus on the deployment of our mid-band spectrum to enhance speed and capacity.

“Additionally, I am very pleased that we recently announced agreements with multiple mobile network operators for the sale of portions of our retained spectrum licenses in exchange for proceeds of $1 billion. These transactions are part of our objective to opportunistically monetize the spectrum not included in the proposed T-Mobile transaction.”

Announced Transactions and Exploration of Strategic Alternatives for UScellular
On May 28, 2024, Telephone and Data Systems, Inc. (TDS) and UScellular announced that they have entered into a definitive agreement to sell UScellular's wireless operations and select spectrum assets to T-Mobile. The transaction is expected to close in mid-2025, subject to regulatory approvals and the satisfaction of customary closing conditions.

The T-Mobile transaction excluded UScellular's approximately 4,400 owned towers, its equity method investments, and approximately 70% of its spectrum assets.

In October, UScellular announced a sale of select spectrum assets to Verizon for a portion of the remaining spectrum for $1 billion, and the sale of additional spectrum to two other mobile network operators for an undisclosed price. Each transaction is subject to regulatory approvals and the satisfaction of customary closing conditions and contingent upon the close of the proposed T-Mobile transaction. The process to opportunistically monetize the remaining spectrum assets continues.

2024 Estimated Results

UScellular’s current estimates of full-year 2024 results are shown below. Such estimates represent management’s view as of November 1, 2024 and should not be assumed to be current as of any future date. UScellular undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2024 Estimated Results
	Previous	Current
(Dollars in millions)
Service revenues	$2,950-$3,050	$2,950-$3,000
Adjusted OIBDA[1,2] (Non-GAAP)	$750-$850	$800-$875
Adjusted EBITDA[1,2] (Non-GAAP)	$920-$1,020	$970-$1,045
Capital expenditures	$550-$650	$550-$600

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income (loss) or Income (loss) before income taxes. In providing 2024 estimated results, UScellular has not completed the below reconciliation to Net income (loss) because it does not provide guidance for income taxes. Although potentially significant, UScellular believes that the impact of income taxes cannot be reasonably predicted; therefore, UScellular is unable to provide such guidance.

		Actual Results
	2024 Estimated Results[2]	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
(Dollars in millions)
Net income (loss) (GAAP)	N/A	($37)	$58
Add back:
Income tax expense	N/A	29	53
Income (loss) before income taxes (GAAP)	$(35)-$40	($8)	$111
Add back:
Interest expense	180	137	196
Depreciation, amortization and accretion expense	665	499	656
EBITDA (Non-GAAP)[1]	$810-$885	$628	$963
Add back or deduct:
Expenses related to strategic alternatives review	—	28	8
Loss on impairment of licenses	135	136	—
(Gain) loss on asset disposals, net	20	14	17
(Gain) loss on license sales and exchanges, net	5	4	(2)
Adjusted EBITDA (Non-GAAP)[1]	$970-$1,045	$810	$986
Deduct:
Equity in earnings of unconsolidated entities	160	123	158
Interest and dividend income	10	9	10
Adjusted OIBDA (Non-GAAP)[1]	$800-$875	$678	$818
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. UScellular does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of UScellular’s operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of UScellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, and expenses related to the strategic alternatives review of UScellular while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for September 30, 2024, can be found on UScellular’s website at investors.uscellular.com.
22024 Estimated Results do not reflect any anticipated costs, expenses or results of the strategic alternatives review referenced above.

Stock Repurchase
During the third quarter of 2024, UScellular repurchased 474,074 of its Common Shares for $26 million.

Conference Call Information
UScellular will hold a conference call on November 1, 2024 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://events.q4inc.com/attendee/666898854
▪Access the call by phone at (888)330-2384 conference ID: 1328528.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About UScellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 4.5 million retail connections in 21 states. The Chicago-based company had 4,200 full- and part-time associates as of September 30, 2024. At the end of the third quarter of 2024, Telephone and Data Systems, Inc. owned approximately 83 percent of UScellular. For more information about UScellular, visit uscellular.com.
Contacts
Colleen Thompson, Vice President - Corporate Relations of TDS
colleen.thompson@tdsinc.com

Julie Mathews, IRC, Director - Investor Relations of TDS
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether the announced transactions whereby UScellular has agreed to sell its wireless operations and selected spectrum assets will be successfully completed or whether UScellular will be able to find buyers at mutually agreeable prices for its remaining spectrum assets; whether any such strategic alternative will result in additional value for UScellular and its shareholders and whether the process will have an adverse impact on UScellular’s business; strategic decisions regarding the tower business; intense competition; the ability to attract people of outstanding talent throughout all levels of the organization; UScellular's smaller scale relative to larger competitors; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms and changes in roaming practices; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of UScellular's businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which UScellular does business; uncertainties in UScellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment, including changes in regulatory support received and the ability to pass through regulatory fees to customers; pending and future litigation; cyber-attacks or other breaches of network or information technology security; potential conflicts of interests between TDS and UScellular; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of UScellular's Form 10-K, as updated by any UScellular Form 10-Q filed subsequent to such Form 10-K.

For more information about UScellular, visit: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Retail Connections
Postpaid
Total at end of period[1]	3,999,000	4,027,000	4,051,000	4,106,000	4,159,000
Gross additions	123,000	117,000	106,000	129,000	128,000
Handsets	84,000	73,000	63,000	80,000	84,000
Connected devices	39,000	44,000	43,000	49,000	44,000
Net additions (losses)[1]	(28,000)	(24,000)	(44,000)	(50,000)	(35,000)
Handsets	(28,000)	(29,000)	(47,000)	(53,000)	(38,000)
Connected devices	—	5,000	3,000	3,000	3,000
ARPU[2]	$52.04	$51.45	$51.96	$51.61	$51.11
ARPA[3]	$131.81	$130.41	$132.00	$131.63	$130.91
Handset upgrade rate[4]	3.5%	4.1%	4.5%	5.8%	4.5%
Churn rate[5]	1.25%	1.16%	1.22%	1.44%	1.30%
Handsets	1.07%	0.97%	1.03%	1.22%	1.11%
Connected devices	2.47%	2.47%	2.52%	3.03%	2.64%
Prepaid
Total at end of period[1]	452,000	439,000	436,000	451,000	462,000
Gross additions	57,000	50,000	41,000	43,000	52,000
Net additions (losses)[1]	13,000	3,000	(13,000)	(11,000)	—
ARPU[2,6]	$32.01	$32.37	$32.25	$32.32	$33.44
Churn rate[5]	3.30%	3.60%	4.06%	3.87%	3.68%
Market penetration at end of period
Consolidated operating population	32,550,000	32,550,000	32,550,000	32,350,000	32,350,000
Consolidated operating penetration[7]	15%	15%	14%	15%	15%
Capital expenditures (millions)	$120	$165	$131	$148	$111
Total cell sites in service	7,007	6,990	6,995	7,000	6,973
Owned towers	4,407	4,388	4,382	4,373	4,356
Number of colocations[8]	2,418	2,392	2,397	2,390	2,406
Tower tenancy rate[9]	1.55	1.55	1.55	1.55	1.55

1First quarter 2024 connections were adjusted to remove subscribers that could no longer access the UScellular network due to the CDMA shutdown. This resulted in 11,000 and 2,000 subscribers removed from the postpaid and prepaid base, respectively, that are not included in Net additions (losses) for the quarter.
2Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
3Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
4Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
5Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
6Fourth quarter 2023 Prepaid ARPU excludes a $6 million reduction of prepaid revenue related to an adjustment to correct a prior period error recorded in the fourth quarter of 2023.
7Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.
8Represents instances where a third-party wireless carrier rents or leases space on a company-owned tower.
9Average number of tenants that lease space on company-owned towers, measured on a per-tower basis.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$747	$762	(2)%	$2,245	$2,289	(2)%
Equipment sales	175	201	(13)%	554	617	(10)%
Total operating revenues	922	963	(4)%	2,799	2,906	(4)%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	180	185	(2)%	542	557	(3)%
Cost of equipment sold	203	228	(11)%	630	708	(11)%
Selling, general and administrative	324	333	(3)%	977	1,020	(4)%
Depreciation, amortization and accretion	167	159	5%	499	490	2%
Loss on impairment of licenses	136	—	N/M	136	—	N/M
(Gain) loss on asset disposals, net	4	1	N/M	14	14	4%
(Gain) loss on license sales and exchanges, net	(2)	—	N/M	4	—	N/M
Total operating expenses	1,012	906	12%	2,802	2,789	—

Operating income (loss)	(90)	57	N/M	(3)	117	N/M

Investment and other income (expense)
Equity in earnings of unconsolidated entities	43	40	9%	123	121	2%
Interest and dividend income	4	3	28%	9	8	17%
Interest expense	(49)	(50)	2%	(137)	(147)	6%
Total investment and other expense	(2)	(7)	80%	(5)	(18)	68%

Income (loss) before income taxes	(92)	50	N/M	(8)	99	N/M
Income tax expense (benefit)	(14)	27	N/M	29	56	(50)%
Net income (loss)	(78)	23	N/M	(37)	43	N/M
Less: Net income attributable to noncontrolling interests, net of tax	1	—	(19)%	7	3	N/M
Net income (loss) attributable to UScellular shareholders	$(79)	$23	N/M	$(44)	$40	N/M

Basic weighted average shares outstanding	86	85	1%	86	85	1%
Basic earnings (loss) per share attributable to UScellular shareholders	$(0.92)	$0.26	N/M	$(0.51)	$0.47	N/M

Diluted weighted average shares outstanding	86	86	(1)%	86	86	(1)%
Diluted earnings (loss) per share attributable to UScellular shareholders	$(0.92)	$0.26	N/M	$(0.51)	$0.47	N/M

N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2024	2023
(Dollars in millions)
Cash flows from operating activities
Net income (loss)	$(37)	$43
Add (deduct) adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation, amortization and accretion	499	490
Bad debts expense	65	72
Stock-based compensation expense	37	14
Deferred income taxes, net	(35)	41
Equity in earnings of unconsolidated entities	(123)	(121)
Distributions from unconsolidated entities	106	97
Loss on impairment of licenses	136	—
(Gain) loss on asset disposals, net	14	14
(Gain) loss on license sales and exchanges, net	4	—
Other operating activities	3	4
Changes in assets and liabilities from operations
Accounts receivable	30	30
Equipment installment plans receivable	12	20
Inventory	38	86
Accounts payable	12	(39)
Customer deposits and deferred revenues	(4)	(16)
Accrued taxes	46	12
Accrued interest	8	7
Other assets and liabilities	(50)	(35)
Net cash provided by operating activities	761	719

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(399)	(454)
Cash paid for licenses	(17)	(24)
Other investing activities	1	14
Net cash used in investing activities	(415)	(464)

Cash flows from financing activities
Issuance of long-term debt	40	115
Repayment of long-term debt	(203)	(395)
Repayment of short-term debt	—	(60)
Tax payments for stock-based compensation awards	(11)	(6)
Repurchase of Common Shares	(26)	—
Distributions to noncontrolling interests	(4)	(2)
Cash paid for software license agreements	(31)	(28)
Other financing activities	(2)	(2)
Net cash used in financing activities	(237)	(378)

Net increase (decrease) in cash, cash equivalents and restricted cash	109	(123)

Cash, cash equivalents and restricted cash
Beginning of period	179	308
End of period	$288	$185

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	September 30, 2024	December 31, 2023
(Dollars in millions)
Current assets
Cash and cash equivalents	$272	$150
Accounts receivable, net	918	957
Inventory, net	161	199
Prepaid expenses	55	57
Income taxes receivable	—	1
Other current assets	21	36
Total current assets	1,427	1,400

Assets held for sale	—	15

Licenses	4,576	4,693

Investments in unconsolidated entities	478	461

Property, plant and equipment, net	2,504	2,576

Operating lease right-of-use assets	912	915

Other assets and deferred charges	619	690

Total assets	$10,516	$10,750

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	September 30, 2024	December 31, 2023
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$20	$20
Accounts payable	272	248
Customer deposits and deferred revenues	225	229
Accrued taxes	63	32
Accrued compensation	66	83
Short-term operating lease liabilities	139	135
Other current liabilities	124	154
Total current liabilities	909	901

Deferred liabilities and credits
Deferred income tax liability, net	719	755
Long-term operating lease liabilities	813	831
Other deferred liabilities and credits	579	565

Long-term debt, net	2,882	3,044

Noncontrolling interests with redemption features	16	12

Equity
UScellular shareholders’ equity
Series A Common and Common Shares, par value $1.00 per share	88	88
Additional paid-in capital	1,764	1,726
Treasury shares	(83)	(80)
Retained earnings	2,813	2,892
Total UScellular shareholders’ equity	4,582	4,626

Noncontrolling interests	16	16

Total equity	4,598	4,642

Total liabilities and equity	$10,516	$10,750

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
UScellular	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Operating Revenues
Wireless	$896	$938	(4)%	$2,722	$2,831	(4)%
Towers	59	57	2%	175	170	3%
Intra-company eliminations	(33)	(32)	(3)%	(98)	(95)	(3)%
Total operating revenues	922	963	(4)%	2,799	2,906	(4)%

Operating expenses
Wireless	1,005	900	12%	2,784	2,770	1%
Towers	40	38	4%	116	114	1%
Intra-company eliminations	(33)	(32)	(3)%	(98)	(95)	(3)%
Total operating expenses	1,012	906	12%	2,802	2,789	—

Operating income (loss)	$(90)	$57	N/M	$(3)	$117	N/M

Adjusted OIBDA (Non-GAAP)	$222	$220	1%	$678	$624	9%
Adjusted EBITDA (Non-GAAP)	$269	$263	3%	$810	$753	8%
Capital expenditures	$120	$111	8%	$415	$462	(10)%
N/M - Percentage change not meaningful

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
UScellular Wireless	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Retail service	$669	$687	(3)%	$2,014	$2,065	(2)%
Other	52	50	5%	154	149	4%
Service revenues	721	737	(2)%	2,168	2,214	(2)%
Equipment sales	175	201	(13)%	554	617	(10)%
Total operating revenues	896	938	(4)%	2,722	2,831	(4)%

System operations (excluding Depreciation, amortization and accretion reported below)	193	199	(3)%	582	597	(2)%
Cost of equipment sold	203	228	(11)%	630	708	(11)%
Selling, general and administrative	316	324	(3)%	953	995	(4)%
Depreciation, amortization and accretion	155	148	5%	466	456	2%
Loss on impairment of licenses	136	—	N/M	136	—	N/M
(Gain) loss on asset disposals, net	4	1	N/M	13	14	(1)%
(Gain) loss on license sales and exchanges, net	(2)	—	N/M	4	—	N/M
Total operating expenses	1,005	900	12%	2,784	2,770	1%

Operating income (loss)	$(109)	$38	N/M	$(62)	$61	N/M

Adjusted OIBDA (Non-GAAP)	$191	$190	1%	$583	$534	9%
Adjusted EBITDA (Non-GAAP)	$191	$190	1%	$583	$534	9%
Capital expenditures	$114	$106	7%	$400	$452	(12)%

	Three Months Ended September 30,			Nine Months Ended September 30,
UScellular Towers	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Third-party revenues	$26	$25	1%	$77	$75	2%
Intra-company revenues	33	32	3%	98	95	3%
Total tower revenues	59	57	2%	175	170	3%

System operations (excluding Depreciation, amortization and accretion reported below)	20	18	10%	58	55	4%
Selling, general and administrative	8	9	(14)%	24	25	(7)%
Depreciation, amortization and accretion	12	11	7%	33	34	(1)%
(Gain) loss on asset disposals, net	—	—	N/M	1	—	N/M
Total operating expenses	40	38	4%	116	114	1%

Operating income	$19	$19	(1)%	$59	$56	7%

Adjusted OIBDA (Non-GAAP)	$31	$30	3%	$95	$90	6%
Adjusted EBITDA (Non-GAAP)	$31	$30	3%	$95	$90	6%
Capital expenditures	$6	$5	33%	$15	$10	61%
N/M - Percentage change not meaningful

United States Cellular Corporation
Financial Measures
(Unaudited)
Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
UScellular	2024	2023	2024	2023
(Dollars in millions)
Cash flows from operating activities (GAAP)	$245	$329	$761	$719
Cash paid for additions to property, plant and equipment	(129)	(103)	(399)	(454)
Cash paid for software license agreements	(11)	(9)	(31)	(28)
Free cash flow (Non-GAAP)[1]	$105	$217	$331	$237
1Free cash flow is a non-GAAP financial measure which UScellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.
Licenses impairment, net of tax

The following non-GAAP financial measure isolates the total effects on net income of the current period Loss on impairment of licenses at UScellular, including tax impacts. UScellular believes this measure may be useful to investors and other users of its financial information to assist in comparing the current period financial results with periods that were not impacted by such a charge.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(Dollars in millions)
Net income (loss) attributable to UScellular shareholders (GAAP)	$(79)	$23	$(44)	$40
Adjustments:
Loss on impairment of licenses	136	—	136	—
Deferred tax benefit on the tax-amortizable portion of the impaired licenses	(34)	—	(34)	—
Subtotal of Non-GAAP adjustments	102	—	102	—
Net income attributable to UScellular shareholders excluding licenses impairment charge (Non-GAAP)	$23	$23	$58	$40

Diluted weighted average shares outstanding used for diluted earnings (loss) per share attributable to UScellular shareholders	86	86	86	86
Diluted weighted average shares outstanding used for diluted earnings (loss) per share attributable to UScellular shareholders excluding licenses impairment charge	88	86	88	86

Diluted earnings (loss) per share attributable to UScellular shareholders (GAAP)	$(0.92)	$0.26	$(0.51)	$0.47
Adjustments:
Loss on impairment of licenses	1.56	—	1.55	—
Deferred tax benefit on the tax-amortizable portion of the impaired licenses	(0.38)	—	(0.38)	—
Diluted earnings (loss) per share attributable to UScellular shareholders excluding licenses impairment charge (Non-GAAP)	$0.26	$0.26	$0.66	$0.47